Exhibit 99.1
FLEET STATUS REPORT

Atwood Oceanics, Inc. and Subsidiaries Fleet Status Report as of July 27, 2016

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER
ATWOOD ADVANTAGE	12,000'	U.S. Gulf of Mexico	NOBLE ENERGY INC.	August 2017 (Fixed term)	$240,000 / $581,000 /$240,000 / $581,000	Adjusted day rate of $240,000 commenced mid-July and is estimated to conclude mid-September 2016. Adjusted rate expected to resume from November until December 2016.
ATWOOD ACHIEVER	12,000'	Mauritania/Senegal	KOSMOS ENERGY LTD.	November 2018 (Fixed term)	$495,500 (all applicable taxes to be reimbursed by client)	Customer elected standby period commenced June 1, 2016 at 95% of operating rate.
ATWOOD ADMIRAL	12,000'	South Korea	---	AVAILABLE	N/A	Delivery to occur on or prior to September 30, 2017 at Atwood’s option.
ATWOOD ARCHER	12,000'	South Korea	---	AVAILABLE	N/A	Delivery to occur on or prior to June 30, 2018 at Atwood’s option.
ATWOOD CONDOR	10,000'	U.S. Gulf of Mexico	SHELL OFFSHORE INC.	November 2016 (Fixed term)	$555,000	Customer elected standby period commenced in early June and is estimated to conclude in mid-August 2016 at 95% of operating rate.
ATWOOD OSPREY	8,200'	Australia	WOODSIDE ENERGY LTD.	December 2016 (Fixed term)	Approximately $450,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
		Australia	CONOCOPHILLIPS AUSTRALIA EXPLORATION PTY	Mid-February 2017 (1 well)	$185,000	Day rate subject to change due to various performance metrics. The contract provides a one well option at the contracted rate with a minimum duration of 45 days.
		Australia	---	AVAILABLE	N/A	Being actively marketed mid-February to December 2017.
		Australia	WOODSIDE ENERGY LTD.	September 2019 (12 wells)	$190,000
Contract will commence January 2018 and has an estimated duration of 20-22 months. Contract provides for up to three mutually agreed options which must be declared before operations commence on the seventh well.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5,000'	Singapore	---	AVAILABLE	N/A	Idled and being actively marketed.

JACKUPS
ATWOOD MAKO	400'	Philippines	---	AVAILABLE	N/A	Idled and being actively marketed.
ATWOOD MANTA	400'	Philippines	---	AVAILABLE	N/A	Idled and being actively marketed.
ATWOOD ORCA	400'	Thailand	MUBADALA PETROLEUM	October 2016 (Fixed term)	$85,000
ATWOOD BEACON	400'	Italy	ROCKHOPPER EXPLORATION PLC	Early August 2016 (1 well)	$91,500
		Malta	---	AVAILABLE	N/A	Scheduled to be idled in mid-August and being actively marketed.
ATWOOD AURORA	350'	Cameroon	ADDAX PETROLEUM CAMEROON LIMITED	September 2016 (Fixed term)	$185,000 (inclusive of 15% Cameroon withholding tax)

FORWARD-LOOKING STATEMENTS

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including, but not limited to, information regarding our estimated rig availability, estimated delivery dates, estimated contract duration, day rates, future contract commencement dates and locations and planned out of service time are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements are subject to numerous risks, uncertainties and assumptions and actual results could differ materially from those anticipated as a result of various factors including: uncertainties related to the level of activity in offshore oil and gas exploration and development; oil and gas prices; competition and market conditions in the contract drilling industry; shipyard delays and the risks inherent in the construction of a rig; delays in the commencement of operations of a rig following delivery; our ability to enter into and the terms of future contacts; possible cancellation or suspension of drilling contracts; the availability of qualified personnel; labor relations; operating hazards and risks; terrorism and political and other uncertainties inherent in foreign operations (including risk of war, civil disturbances, seizure or damage to equipment and exchange and currency fluctuations); the impact of governmental and industry laws and regulations; and environmental matters. These factors and others are described and discussed in our most recently filed annual report on Form 10-K , in our Forms 10-Q for subsequent periods and in our other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. All information in this Fleet Status Report is as of the date indicated above and is subject to change without notice. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.